Exhibit 99.1

Terra Industries Inc.	For more information, contact: Joe A. Ewing, Vice President, Investor Relations 712/277-7305 jewing@terraindustries.com

Terra Announces Two Leading Proxy Advisory Firms
Recommend Shareholders Vote “FOR” All Three Terra Directors
on the WHITE Proxy Card
SIOUX CITY, IOWA (November 11, 2009) — Terra Industries Inc. (NYSE: TRA) today announced that PROXY Governance, Inc. and Egan-Jones Proxy Services, two of the nation’s leading independent proxy advisory firms, recommend that Terra shareholders vote FOR Terra’s three directors — Martha O. Hesse, Dennis McGlone, and Chairman, Henry R. Slack on the WHITE proxy card at Terra’s November 20, 2009 Annual Meeting.
“We are pleased that PROXY Governance and Egan-Jones have separately indicated their support for the re-election of all three Terra directors,” said Terra President and CEO Michael Bennett. “PROXY Governance and Egan-Jones’ recommendations reinforce our strong belief that Terra’s Board of Directors, which has returned more than $1 billion in value to shareholders over the past four years, is best suited to continue executing on our focused and prudent strategy and driving shareholder value.”
Bennett continued, “CF Industries Holdings, Inc.’s (NYSE: CF) latest proposal is inadequate and opportunistic and not in the best interests of Terra shareholders. We strongly believe that CF’s nominees, if elected to Terra’s Board, would work to advance CF’s inadequate proposal and CF’s self-serving interests at the expense of all other Terra shareholders. We urge Terra shareholders to follow the recommendation of both PROXY Governance and Egan Jones and vote FOR Terra’s directors on the WHITE proxy card today and discard any blue proxy card they may receive from CF.”
In its November 11, 2009 report, PROXY Governance noted1:
•	“Because the board has made a compelling case that the terms offered by CF undervalue the company’s current business as well as its strategic prospects, and CF’s strategy for the combined company would diversify away some of the benefits of the strong competitive position Terra’s board and management have built over the years, we believe shareholders will be best served by voting the management proxy to re-elect the incumbent directors at this annual meeting.”

•	“Because we believe the board has made a compelling case that the company’s stand-alone value exceeds the value of the buy-out offer, PROXY Governance recommends shareholders vote the management proxy card to re-elect the management nominees.”

•	“In remaining a stand-alone company, however, the company will continue to benefit from its quality, well-positioned assets, a solid capital structure, access to a number of strong growth opportunities such as DEF, and an experienced management team — the factors

[1]	Permission to use quotation was neither sought nor obtained.
Terra Industries Inc. ® 600 Fourth Street ® P.O. Box 6000 ® Sioux City, Iowa 51102-6000
www.terraindustries.com ® 712/277-1340 ® NYSE Ticker: TRA

NEWS from Terra Industries Inc.	November 11, 2009

which contribute most directly to growing intrinsic value, and which ultimately drive sustainable long-term share performance.”

•	“The three candidates proposed by CF as alternatives to the incumbent nominees were selected by CF’s legal and financial advisors as much for their lack of connection to CF — whose board and CEO they have not even met — as for their general business experience; none have any particular background in the industry, nor have they been positioned in any shareholder communications as offering potential skill upgrades for the Terra board.”
In its November 9, 2009 report, Egan-Jones noted2:
•	“CF has made five separate proposals to the Terra Board over the last nine months, none showing any material improvement over the initial unsolicited offer that CF made on January 15, 2009. “

•	“Terra’s Board has been consistent in its assessment of the proposals and the lack of strategic or financial merit in a combination between Terra and CF.”

•	“Terra strives to uphold the highest standards of ethical conduct, to follow corporate governance best practices, to report accurately and transparently and to fully comply with the laws, rules and regulations that govern Terra’s business.”

•	“As such, we believe that the current slate of directors presented by the management is in the best interest of the Company and its shareholders.”
Terra shareholders are reminded that their vote is important, no matter how many shares they own. Whether or not they attend the Annual Meeting, Terra shareholders are encouraged to follow the recommendations of both PROXY Governance and Egan-Jones and vote the WHITE proxy today by Internet, telephone or by signing and dating the WHITE proxy card itself and returning it as soon as possible.
Any Terra shareholders who have questions or require assistance voting their shares should contact MacKenzie Partners, Inc., which is assisting Terra in this matter, at (800)-322-2885.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On October 13, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2009 Annual Meeting, and is mailing the definitive proxy statement to its shareholders. Investors and security holders are urged to read the definitive proxy

[2]	Permission to use quotation was neither sought nor obtained.
Terra Industries Inc. ® 600 Fourth Street ® P.O. Box 6000 ® Sioux City, Iowa 51102-6000
www.terraindustries.com ® 712/277-1340 ® NYSE Ticker: TRA

NEWS from Terra Industries Inc.	November 11, 2009

statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC (when available), because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its definitive proxy statement for the 2009 Annual Meeting. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	risks related to potential acquisition transactions,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and
Terra Industries Inc. ® 600 Fourth Street ® P.O. Box 6000 ® Sioux City, Iowa 51102-6000
www.terraindustries.com ® 712/277-1340 ® NYSE Ticker: TRA

NEWS from Terra Industries Inc.	November 11, 2009

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K and in Terra’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Notes to the consolidated financial statements.
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Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com
Terra Industries Inc. ® 600 Fourth Street ® P.O. Box 6000 ® Sioux City, Iowa 51102-6000
www.terraindustries.com ® 712/277-1340 ® NYSE Ticker: TRA